UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2023

Vision Sensing Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40983	87-2323481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. 53rd St. Suite 3001, New York, NY 10022 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (786) 633-2520

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	VSACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	VSAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	VSACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously announced, on August 30, 2022, Vision Sensing Acquisition Corp., a Delaware corporation (the “Company”) entered into a Business Combination Agreement (as amended by Amendment No. 1 to Business Combination Agreement dated January 19, 2023 and Amendment No. 2 to Business Combination Agreement dated January 30, 2023, the “Business Combination Agreement”) with Newsight Imaging Ltd., an Israeli company (“Newsight”), and Newsight MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Newsight (“Merger Sub”), that contemplated: (i) the merger of Merger Sub into the Company resulting in the Company becoming a wholly-owned subsidiary of Newsight, (ii) Newsight registering as a publicly traded company, (iii) Newsight’s existing shares being split to facilitate a fully diluted value per Newsight share of US$10.00, (iv) the Company’s common stock being exchanged on a one-for-one basis for Newsight Ordinary Shares and (v) warrants to purchase the Company’s common stock instead becoming eligible to purchase the same number of Newsight Ordinary Shares at the same exercise price and for the same exercise period (such transactions, the “Business Combination”).

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 1.02 is incorporated herein by reference,

Item 1.02. Termination of a Material Definitive Agreement.

On December 9, 2023, the Company, Newsight and Merger Sub entered into a Mutual Termination Agreement (the “Mutual Termination Agreement”) pursuant to which they terminated the Business Combination Agreement by mutual agreement in accordance with Section 7.1(a) thereof, and each party, on behalf of itself and its agents, released, waived and forever discharged the other parties and their agents of and from any and all obligation or liability arising under the Business Combination Agreement. The Company and Newsight determined to mutually terminate the Business Combination Agreement because of challenging global economic conditions.

The forgoing description of the Mutual Termination Agreement is qualified in its entirety by the full text of the agreement, which is filed herewith as Exhibit 10.1 to this current report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Mutual Termination Agreement dated December 9, 2023 by and among the Company and Newsight Imaging Ltd..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION SENSING ACQUISITION CORP.

Date: December 11, 2023	By:	/s/ George Peter Sobek
George Peter Sobek
Chief Executive Officer